UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 27, 2011

Openwave Systems Inc.

(Exact name of Registrant as specified in its charter)

Delaware	001-16073	94-3219054
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2100 Seaport Boulevard

Redwood City, California 94063

(Address of principal executive offices)

(650) 480-8000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective on October 27, 2011, the Board of Directors of Openwave Systems Inc. appointed Henry R. Nothhaft as a Class I director of Openwave, which class of directors shall serve until the 2012 annual meeting of stockholders. Mr. Nothhaft was also appointed as the Chairman of Openwave’s Intellectual Property Committee.

As a non-employee director of Openwave, Mr. Nothhaft will be entitled to compensation that Openwave pays to its non-employee directors, which is as follows:

1.	Cash compensation: (1) a $25,000 annual retainer; (2) if he is appointed to one of the Board’s standing committee’s in the future, an additional retainer (Audit Committee $15,000, Compensation Committee $9,000 and Nominating and Corporate Governance Committee $5,000); and (3) a per meeting fee of $2,000 for each meeting of the Board and $1,500 for each meeting of the Intellectual Property Committee which he attends. In addition, if Mr. Nothhaft is appointed as a chairperson of a standing committee, he will receive additional cash compensation as described in Openwave’s proxy statement filed with the Securities and Exchange Commission on October 21, 2011, under the caption “Director Compensation.”

2.	Equity Compensation: Mr. Nothhaft will receive stock options and restricted stock awards as described in Openwave’s proxy statement filed with the Securities and Exchange Commission on October 21, 2011, under the caption “Director Compensation.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Openwave Systems Inc.

By:	/s/ Bruce K. Posey
Name: Bruce K. Posey
Title: Senior Vice President and General Counsel

Dated: October 31, 2011